UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2016
ALPHATEC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 431-9286
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Purchase and Sale Agreement
On July 25, 2016, Alphatec Holdings, Inc. (the “Company”) entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Globus Medical Ireland, Ltd. (the “Buyer”), a subsidiary of Globus Medical, Inc. (“Globus”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, the Buyer agreed to acquire all of the Company’s international distribution operations and agreements, including the Company’s wholly-owned subsidiaries in Japan and Brazil and all of the assets of the Company’s other sales operations in the United Kingdom and Italy.
Under the terms of the Purchase and Sale Agreement, at the closing (the “Closing”) of the transaction the Buyer will pay the Company $80 million in cash, subject to a working capital adjustment (the “Closing Payment”). At the Closing, the Company will use approximately $69 million of the Closing Payment to (i) repay in full all amounts outstanding and due under the Company’s credit facility with Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P. (collectively, “Deerfield”) and (ii) repay certain of its outstanding indebtedness under the Company’s credit facility with MidCap Funding IV, LLC (“MidCap”), in each case, including debt-related costs. At the Closing, the Company will enter into a five-year term credit facility agreement (the “Globus Facility Agreement”) with Globus, pursuant to which Globus will agree to loan the Company up to $30 million, subject to the terms and conditions set forth in the Globus Facility Agreement, which is more fully described below.
Pursuant to the Purchase Agreement, at the Closing the Company will sell to the Buyer (i) all of the outstanding capital stock of each of Cibramed Produtos Medicos Ltda - EPP, Alphatec Pacific, Inc., Japan Ortho Medical, Inc., Alphatec Medical Device (Shanghai) Co. Ltd., Scient’x Asia Pacific PTE. LTD. and Scient’x Australia PTY. LTD. (collectively, the “Acquired Companies”) and (ii) all of the assets (other than in the Acquired Companies) that are related to the business of the design, development, marketing, promotion and sale of (a) products for the surgical treatment of spine disorders that the Company markets and sells outside of the United States of America, its possessions and territories and (b) general orthopedic products in Japan (collectively, the “OUS Business”) (with the exception of certain excluded assets specified in the Purchase and Sale Agreement). In addition, and pursuant to the Purchase and Sale Agreement, at the Closing the Buyer will assume the liabilities of the Acquired Companies and certain liabilities of the Company and its remaining subsidiaries relating to the OUS Business incurred after the Closing.
The Purchase and Sale Agreement contains customary representations, warranties and covenants. The Closing is subject to the satisfaction or waiver of a number of conditions set forth in the Purchase and Sale Agreement, including, among other things, (i) the accuracy of the representations and warranties and compliance with covenants contained in the Purchase and Sale Agreement, (ii) the absence of a material adverse effect in the OUS Business, (iii) the absence of any law or order by any governmental authority that would make illegal or otherwise prohibit the consummation of the transactions under the Purchase and Sale Agreement, (iv) all required consents of, notifications to and filings with any governmental authority shall have been made and any waiting periods shall have expired, (v) the receipt of specified third-party consents, (vi) the Company and Globus entering into the Globus Facility Agreement, (vii) the Company and Buyer entering into a product manufacture and supply agreement, which is more fully described below (the “Supply Agreement”), (viii) the Company and Buyer entering into a transition services agreement, (ix) the Buyer and MidCap entering into an intercreditor agreement (the “Intercreditor Agreement”), and (x) the extension of the term of a specified distribution agreement with one of the Company’s international distributors.
The Company and its subsidiaries have also covenanted in the Purchase and Sale Agreement to cause certain key employees to enter into employment agreements with Buyer, subject to certain conditions, and to retain other key employees until the Closing. The Company also agreed not to market and sell spinal implant products outside of the United States of America, its possessions and territories for a period beginning after the Closing and ending two years following the termination of the Supply Agreement.

Under the Purchase and Sale Agreement, the Company will indemnify the Buyer against damages arising from, among other things, breaches of the Company’s representations, warranties or obligations under the Purchase and Sale Agreement and liabilities not assumed by the Buyer. The indemnification period generally runs for a period of 18 months from the Closing, with longer survival periods for certain specified representations and warranties. The Company’s indemnification obligations are subject to a deductible in certain cases of $500,000, and the Company’s aggregate liability under such indemnification claims is generally limited to $12.0 million, $20.0 million for certain specified representations and warranties, and the full purchase price for breaches of certain specified representations and warranties, breaches of covenants and certain other matters.
The Company expects the Closing to occur by October 2016, subject to the satisfaction of the foregoing closing conditions. Either party may terminate the Purchase and Sale Agreement if the Closing has not occurred by October 1, 2016 (subject to an extension until October 15, 2016 to allow the Buyer to put systems in place to allow it to process orders of the Company’s products through its IT and customer service systems as of the Closing). The Company and the Buyer may also terminate the Purchase and Sale Agreement by mutual consent, for a material breach by the other party or if a final governmental order prohibiting the transaction is issued.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase and Sale Agreement were made only for the purposes of the Purchase and Sale Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase and Sale Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase and Sale Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase and Sale Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. In reviewing the representations, warranties and covenants contained in the Purchase and Sale Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Purchase and Sale Agreement to be characterizations of the actual state of facts or conditions of the Company or its businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase and Sale Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the U.S. Securities and Exchange Commission. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.
Globus Facility Agreement
As a condition to and on the date of the Closing (the “Closing Date”), the Company and Globus will enter the Globus Facility Agreement”), pursuant to which Globus will agree to loan the Company up to $30 million, subject to the terms and conditions set forth in the Globus Facility Agreement. On the Closing Date, the Company will make an initial draw of at least $20 million, but no more than $25 million, under the Globus Facility Agreement. The remaining amount may be advanced in up to two additional draws, each in an aggregate amount of no less than $2 million, as requested by the Company at any time prior to December 31, 2017.
The term loan interest rate for the first two years following the Closing Date will be priced at the London Interbank Offered Rate (“LIBOR”) plus 8.0%, subject to a 9.5% floor. The term loan interest rate thereafter will be LIBOR plus 13%. On the two-year anniversary of the Globus Facility Closing Date, the Company will begin making quarterly payments of outstanding principal, with the remaining principal and interest payable upon maturity of the loan the date that is five years from the Globus Facility Closing Date.
As collateral for the Globus Facility Agreement, the Company will grant Globus a first lien security interest in substantially all of its assets, other than accounts receivable and related assets, which will secure the Globus

Facility Agreement on a second lien basis. The relative priorities with respect to collateral securing the Globus Facility Agreement and the Amended and Restated Credit, Security and Guaranty Agreement dated August 30, 2013 by and among Alphatec Holdings, Inc., Alphatec Spine, Inc., Alphatec International LLC, Alphatec Pacific, Inc. and MidCap, as amended to date, with MidCap as administrative agent and lender and other lenders from time to time a party thereto (collectively, the “MidCap Facility Agreement”), will be set forth in the Intercreditor Agreement.
The Globus Facility Agreement will include traditional lending and reporting covenants, including a fixed charge coverage ratio to be maintained by the Company. Such provisions are generally consistent with those contained in the MidCap Facility Agreement. The Globus Facility Agreement will also include several potential events of default, such as payment default and insolvency conditions, which could cause interest to be charged at a rate which is up to five percentage points above the rate effective immediately before such event of default or result in Globus’ right to declare all outstanding obligations immediately due and payable.
Product Manufacture and Supply Agreement
As a condition to and on the Closing Date, the Company and the Buyer will enter into the Supply Agreement, pursuant to which the Company will supply to the Buyer certain of its implants and instruments (the “Products”), currently being offered for sale by the Company outside of the United States at agreed-upon prices. Pursuant to the Supply Agreement and as partial consideration for the Purchase Agreement, the Buyer will receive up to a $3.9 million credit to be applied against Product purchases pursuant to the Supply Agreement during a six-month period commencing one month after the Closing, subject to certain restrictions. The Company will be responsible for ensuring that all of the Products delivered to the Buyer meet all agreed-upon specifications for such Products.
The Company will retain its relationships with its suppliers in order to meet its own supply requirements and to meet its supply obligations under the Supply Agreement, and the Company has agreed in the Supply Agreement that it will not amend any agreements with such suppliers, its manufacturing processes or Products or specifications with respect to Products supplied to the Buyer, except in permitted circumstances. Pursuant to the Supply Agreement, the Buyer may resell Products to the Company in certain circumstances, in which case the Company will purchase such Products from the Buyer rather than its suppliers at a specified resale price. Buyer also has the right to source components for a Product directly from the Company’s suppliers, with the Company’s reasonable assistance, solely for resale outside the United States. Under the Supply Agreement, the Company will indemnify the Buyer against damages arising from, among other things, breach of the Company’s representations, warranties or obligations under the Supply Agreement and any product liability claims arising from related to the design or manufacture of the Products supplied by the Company under the Supply Agreement.
The Supply Agreement will expire three years after the Closing unless (i) the Buyer renews the agreement for two additional 12-month periods; provided that the Buyer meets certain purchase requirements, (ii) the Buyer terminates earlier upon 180 days’ notice for convenience or (iii) either party terminates earlier upon 90 days’ notice for the other party’s uncured material breach.
The foregoing description of the Globus Facility Agreement and the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which the Company expects to file in connection with the Closing.
***
The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions you that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include the references to the timing and likelihood of the Closing occurring and the expected amount of debt repayments using the Closing Payment. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the Company’s and the Buyer’s a bility to satisfy the conditions to closing for the proposed transaction on the anticipated timeline or at all; the Company’s ability to execute on its business plan and conduct its business in the ordinary course between signing of the Purchase Agreement and the Closing; disruption of the Company’s business and diversion of its management’s time and attention in order to transition the international business and close the transaction; the Company not realizing the full economic benefit from the transaction, including as a result of indemnification claims under the definitive agreement and the retention by the Company of certain liabilities associated with the international business; the uncertainty of success in developing new products or products currently in the Company’s pipeline; and other risks detailed in the Company’s public periodic filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 7.01. Regulation FD Disclosure.
On July 26, 2016, the Company issued a press release announcing the execution of the Purchase Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated as of July 25, 2016, by and between Alphatec Holdings, Inc. and Globus Medical Ireland, Ltd. (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).

99.1	Press Release, dated July 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: July 26, 2016	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of July 25, 2016, by and between Alphatec Holdings, Inc. and Globus Medical Ireland, Ltd.
99.1	Press Release, dated July 26, 2016.